UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
September 13, 2023

MICROCHIP TECHNOLOGY INCORPORATED
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	0-21184	86-0629024
(State Or Other Jurisdiction Of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2355 West Chandler Boulevard, Chandler, Arizona 85224-6199
(Address Of Principal Executive Offices, Including Zip Code)

(480) 792-7200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock $0.001 par value per share	MCHP	NASDAQ Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On September 13, 2023 (the “Effective Date”), Microchip Technology Incorporated (the “Company”) entered into a commercial paper program (the “Program”), under which the Company may issue unsecured commercial paper notes (the “Notes”) pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Amounts available under the Program may be borrowed, repaid and re-borrowed from time to time, with the aggregate face or principal amount of the Notes outstanding under the Program at any time not to exceed $2,750,000,000. The Company’s obligations with respect to the payment of the Notes are fully and unconditionally guaranteed by certain of its subsidiaries (the “Guarantors”), and the initial Guarantors are Atmel Corporation, Microchip Holding Corporation, Microchip Technology LLC, Silicon Storage Technology, Inc., Microsemi Corporation, and Microsemi Storage Solutions, Inc. The net proceeds from the issuance of the Notes are expected to be used for general corporate purposes.

The maturities of the Notes will vary, but may not exceed 397 days from the date of issue. The Notes and guarantees thereof will rank at least pari passu with all of the Company’s and Guarantors’ other unsecured and unsubordinated indebtedness. The Notes will be sold under customary terms in the commercial paper market and will be issued at a discount from par or, alternatively, will be sold at par and bear interest at rates that will vary based on market conditions at the time of the issuance of the Notes. The rate of interest will depend on whether the Note will be a fixed or floating rate. The interest on a floating rate Note may be based on any of the following: (a) commercial paper rate; (b) federal funds rate; (c) prime rate; (d) treasury rate; or (e) such other base rate as may be specified in a supplement to the offering documents for the Program.

The Company plans to use its credit facility as a liquidity backstop for the repayment of Notes outstanding under the Program. If at any time funds are not available on favorable terms under the Program, the Company may utilize its credit facility for funding.

Four commercial paper dealers will each act as a dealer under the Program (each, a “Dealer” and, collectively, the “Dealers”) pursuant to the terms and conditions of a commercial paper dealer agreement entered into among the Company, the Guarantors and each Dealer (each, a “Dealer Agreement” and, collectively, the “Dealer Agreements”). A national bank will act as the issuing and paying agent under the Program pursuant to the terms of an issuing and paying agent agreement.

Each Dealer Agreement provides the terms under which the respective Dealer will either purchase from the Company or arrange for the sale by the Company of Notes pursuant to an exemption from federal and state securities laws. Each Dealer Agreement contains customary representations, warranties, covenants and indemnification provisions. The Dealer Agreements are substantially similar in all material respects. A form of Dealer Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference as though it were fully set forth herein. The description of the Program in this Item 1.01 is a summary of the Program and is qualified in its entirety by the terms of the Program as set forth in the form of Dealer Agreement.

From time to time, one or more of the Dealers and certain of their respective affiliates have engaged in, and may in the future engage in, lending, commercial banking, investment banking and other commercial dealings in the ordinary course of business with the Company or the Company’s affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The Notes have not been and will not be registered under the Securities Act or state securities laws, and may not be offered and sold except in compliance with an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to purchase any securities, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 above is incorporated herein by reference into this Item 2.03.

Item 9.01.    Financial Statements and Exhibits

(d)	Exhibits
Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Included Herewith
10.1	Form of Dealer Agreement between Microchip Technology Incorporated, as issuer, and the applicable Dealer party thereto					X
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)					X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROCHIP TECHNOLOGY INCORPORATED

Date: September 15, 2023	By: /s/ J. Eric Bjornholt
J. Eric Bjornholt
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)